Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avalon Holdings Corporation

Warren, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-165064) of Avalon Holdings Corporation as of our report dated March 15, 2018, relating to the consolidated financial statements and financial statement schedule, which appears in the 2017 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Cleveland, Ohio

March 15, 2018